                                                                   Exhibit 10.24


                                 EXHIBIT 4.1-2

                    [FORM OF SUBSIDIARY SECURITY AGREEMENT]
===============================================================================





                         SUBSIDIARY SECURITY AGREEMENT

                                 BY AND BETWEEN


                            ------------------------,
                                 AS SUBSIDIARY

                                      AND

                         TORONTO DOMINION (TEXAS), INC.,
                                    AS AGENT

                             DATED AS OF ___________






===============================================================================

                               Exhibit 4.1-2 p. 1


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                         SUBSIDIARY SECURITY AGREEMENT

     THIS SUBSIDIARY SECURITY AGREEMENT (the "Agreement") dated as of _________, is entered into by and between ____________________, a _____________ corporation (the "Subsidiary"), and TORONTO DOMINION (TEXAS), INC. (the "Agent"), for itself and as Agent on behalf of the Banks and the Issuing Bank (all as defined in the hereinafter defined Credit Agreement).

                                  WITNESSETH:

     WHEREAS, New American Healthcare Corporation ("NAHC"), the Agent, the Issuing Bank and the Banks are parties to that certain Amended and Restated Credit Agreement dated as of ___________, 199__ (as hereafter amended, modified or supplemented from time to time, the "Credit Agreement"); and

     WHEREAS, it is a condition precedent to the making of Loans and the issuing of Letters of Credit (as said terms are defined in the Credit Agreement) under the Credit Agreement that the Subsidiary shall have granted the security interest contemplated by this Agreement; and

     WHEREAS, the Subsidiary is a Subsidiary, as defined in the Credit Agreement, and the Subsidiary will realize substantial direct and indirect benefits as a result of the making of the Loans and the issuance of the Letters of Credit; and

     WHEREAS, the Subsidiary is entering into this Agreement in order to secure the obligations of the Subsidiary arising under (i) this Agreement, (ii) the Subsidiary Guaranty dated as of _____________ (as hereafter amended, modified or supplemented from time to time, the "Subsidiary Guaranty") by and between the Subsidiary and the Agent and (iii) the Subsidiary Notes issued by the Subsidiary pursuant to the Credit Agreement (collectively, the "Obligations");

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. DEFINITIONS. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

     SECTION 2. GRANT OF SECURITY INTEREST. The Subsidiary hereby conveys, transfers, grants, assigns and pledges to the Agent a security interest in and security title to (together with a right of setoff) all assets of the Subsidiary including, without limitation, the Subsidiary's right, title and interest in and to the following, whether now owned or hereafter acquired (collectively, the "Collateral"):


                               Exhibit 4.1-2 p.2


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          (a) all inventory in all of its forms, wherever located, now or hereafter existing (including, but not limited to (i) all goods, merchandise and other personal property owned and held for sale, (ii) all raw materials, work or goods in process, all finished products thereof, and all materials and supplies which contribute to the finished products of the Subsidiary in the ordinary course of business and (iii) any goods which are returned to or repossessed by the Subsidiary), whether the Subsidiary has an interest in mass or a joint or other interest or right of any other kind (including, without limitation, goods in which the Subsidiary has an interest or right as consignee), and all accessions thereto and products thereof and documents and warehouse receipts therefor (any and all such inventory, accessions, products and documents being hereinafter referred to as the "Inventory");

          (b) all accounts, contract rights, chattel paper, instruments, warehouse receipts, drafts, acceptances, deposit and bank accounts, general intangibles (including all patents, trademarks, tradenames, service marks, patent applications, trademark applications and copyrights, and all licenses relating to any of the foregoing) and documents of the Subsidiary, whether secured or unsecured, and whether now existing or hereafter created or arising, and all rights now or hereafter existing in and to all security agreements, leases and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, instruments, deposit and bank accounts, drafts, acceptances and documents (any and all such accounts, contract rights, chattel paper, instruments, deposit and bank accounts, drafts, acceptances and documents being hereinafter referred to as the "Accounts" and any and all such leases, security agreements and other contracts being hereinafter referred to as the "Related Contracts"), and the proceeds of all service contracts sold by or on behalf of the Subsidiary;

          (c) all Certificates of Need, management services agreements, Health Facility Licenses, Medicaid Provider Agreements and Medicare Provider Agreements (but only to the extent that the Subsidiary will not be in default under any such Medicaid Provider Agreement or Medicare Provider Agreement or violate any Governmental Requirements as a result of a granting of the security interest to the Agent therein);

          (d) all books and records (including, without limitation, computer tapes, programs and printouts and all other computer materials, records and electronic data processing software) recording, evidencing or relating to any or all of the foregoing Collateral;



                               Exhibit 4.1-2 p.3


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          (e) all deposit accounts (and the investments and earnings thereof and documents evidencing the same) into which the proceeds of any of the foregoing may from time to time be deposited;

          (f) all equipment, including machinery, supplies, motor vehicles, tractors, trailers, trucks, dollies, forklifts and computers, and all accretions, accessions and parts attached thereto, including tires and tubes in service, and all additions thereto, and replacements thereof;

          (g) all proceeds of the Subsidiary Loans (as defined in the Subsidiary Notes of the Subsidiary); and

          (h) all proceeds of any and all of the Collateral (including, without limitation, cash proceeds and other proceeds which constitute property of the types described in clauses (a) and (b) of this SECTION 2) and, to the extent not otherwise included, all payments under insurance (whether or not the Agent is the loss payee thereof) or under any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the Collateral.

     The Subsidiary and the Agent agree that the Excluded Leases shall be excluded from the foregoing grant of security interest.

     SECTION 3. SECURITY FOR OBLIGATIONS. This Agreement secures the payment of the Obligations, whether now or hereafter existing. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by the Subsidiary to the Agent under the Subsidiary Guaranty and the Subsidiary Notes of the Subsidiary but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Subsidiary.

     SECTION 4. SUBSIDIARY REMAINS LIABLE. Anything herein to the contrary notwithstanding, (a) the Subsidiary shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Agent of any of the rights hereunder shall not release the Subsidiary from any of its duties or obligations under the contracts and agreements included in the Collateral, and
(c) neither the Agent, the Issuing Bank nor any Bank shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Agent, the Issuing Bank or any Bank be obligated to perform any of the obligations or duties of the Subsidiary thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.



                               Exhibit 4.1-2 p.4


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     SECTION 5. DELIVERY OF CHATTEL PAPER. The Subsidiary will promptly upon request by the Agent deliver, assign and endorse to the Agent all chattel paper and all other documents held by the Subsidiary in connection therewith.

     SECTION 6. REPRESENTATIONS AND WARRANTIES. The Subsidiary represents and warrants as follows:

          (a) All of the Inventory, other than Inventory in transit, is located at the places specified in SCHEDULE 1 attached hereto. The chief place of business and chief executive office of the Subsidiary and the office where the Subsidiary keeps records concerning the Accounts, and the originals of all chattel paper that evidence Accounts, are located at its address specified in SCHEDULE 2 attached hereto. The originals of all chattel paper that evidence Accounts have been delivered to the Agent. None of the Accounts is evidenced by a promissory note or other instrument, other than a note or other instrument which has been delivered to the Agent.

          (b) SCHEDULE 3 attached hereto and incorporated herein by reference sets forth a true, complete and correct list of (i) all leases for Property in which Inventory is stored (together with the name and mailing address of each lessor with respect thereto) and (ii) the name and address of each location at which Inventory is stored with a warehouseman or other bailee (together with the name and address of each warehouseman or bailee with respect thereto).

          (c) This Agreement creates a valid security interest in the Collateral, securing the payment of the Obligations, and, to the best of the Subsidiary's knowledge, all filings and other actions necessary or desirable to perfect and protect such security interest will have been duly taken upon the filing of UCC-1 financing statements listing the Subsidiary, as debtor, and the Agent, as secured party, in the jurisdictions listed on
     SCHEDULE 4 attached hereto. Upon the taking of such actions and the making of such filings, the Agent will have a first priority perfected security interest in the Collateral, except to the extent such priority is affected by Permitted Encumbrances.

          (d) The Subsidiary represents and warrants that it has not operated or owned the Collateral under any other name or tradename at any time during the five-year period prior to the date of this Agreement other than the name of the Subsidiary set forth on the signature pages hereof.

     SECTION 7. FURTHER ASSURANCES.

          (a) The Subsidiary agrees that from time to time, at the expense of the Subsidiary, the Subsidiary will promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that the Agent may


                               Exhibit 4.1-2 p.5


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     request in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Subsidiary will: (i) mark conspicuously each chattel paper included in the Accounts and, at the request of the Agent, each document included in the Inventory, each Related Contract and each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Agent, indicating that such document, chattel paper, Related Contract or Collateral is subject to the security interest granted hereby; (ii) if any Account shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Agent hereunder such note or instrument or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Agent; and (iii) execute and file such financing or continuation statements or amendments thereto and such other instruments or notices as may be necessary or as the Agent may reasonably request in order to perfect and preserve the security interest granted or purported to be granted hereby.

          (b) The Subsidiary hereby authorizes the Agent and appoints the Agent its attomey-in-fact to file one or more financing or continuation statements and amendments thereto relating to all or any part of the Collateral without the signature of the Subsidiary where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

          (c) The Subsidiary covenants and agrees that it shall not change its chief place of business and chief executive office or keep any records concerning the Accounts at any address other than the addresses set forth on SCHEDULE 2 unless written notice thereof is given to the Agent at least thirty (30) calendar days prior to the creation of any new address for the keeping of such records. The Subsidiary further agrees that it shall promptly advise the Agent in writing, making reference to this SECTION 7(C), of the opening of any new material place of business, the closing of any material place of business or the change of the location of the places where it keeps the Collateral.

     SECTION 8. INSURANCE. The Subsidiary shall, at its own expense, maintain insurance with respect to the Collateral in such amounts, against such risks, in such form and with such insurers as are in compliance with the requirements of the Credit Agreement.

     SECTION 9. TRANSFERS OF COLLATERAL; LIENS. The Subsidiary shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except Inventory in the ordinary course of business and as otherwise permitted by the Credit Agreement, or (ii) create or permit to exist any Lien,



                               Exhibit 4.1-2 p.6


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security interest, option or other charge or encumbrance upon or with respect to any of the Collateral, except for Permitted Encumbrances.

     SECTION 10. AGENT APPOINTED ATTORNEY-IN-FACT. The Subsidiary hereby irrevocably appoints the Agent its attorney-in-fact, with full authority in the place and stead of the Subsidiary and in the name of the Subsidiary or otherwise, at such time as an Event of Default has occurred under the Credit Agreement and is continuing and the Agent is exercising any of the remedies available under SECTION 9.2 of the Credit Agreement, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

          (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral;

          (b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection therewith;

          (c) to file any claims or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent with respect to any of the Collateral; and

          (d) to use any trademarks, trade names, licenses or other intellectual property rights to the extent necessary to sell Inventory and to collect any amounts due under any Accounts or Related Contracts.

     SECTION 11. AGENT MAY PERFORM. If the Subsidiary fails to perform any agreement contained herein, the Agent may itself perform or cause the performance of such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Subsidiary.

     SECTION 12. AGENT'S DUTIES. The powers conferred on the Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it, any Bank or the Issuing Bank to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Agent accords its own property. Each reference herein to any right granted to, benefit conferred upon, or power exercisable by the "Agent" shall be a reference to the Agent (including any successors to the Agent pursuant to the Credit Agreement) for itself and for the benefit of the Banks and the Issuing Bank, and each action taken or right exercised hereunder


                               Exhibit 4.1-2 p.7


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shall be deemed to have been so taken or exercised by the Agent for itself and for the benefit of and on behalf of all of the Banks and the Issuing Bank.

     SECTION 13. REMEDIES. If any Event of Default shall have occurred and until such Event of Default is waived in writing in accordance with the Credit
Agreement:

          (a) The Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the Uniform Commercial Code (the "Code") in effect in the State of New York at that time or any other applicable jurisdiction, and also may (i) require the Subsidiary to, and the Subsidiary hereby agrees that it will at its expense and upon request of the Agent forthwith, assemble all or part of the Collateral as directed by the Agent and make it available to the Agent at one or more locations where the Subsidiary regularly maintains inventory and (ii) without notice, except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as are commercially reasonable. The Subsidiary agrees that, to the extent notice of sale shall be required by law, at least ten (10) calendar days' notice to the Subsidiary of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral, regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Agent is hereby granted a license or other right to use, without charge, the Subsidiary's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter or any property of a similar nature, whether owned by the Subsidiary or with respect to which the Subsidiary has rights under license, sublicense or other agreements, as it pertains to the Collateral, in preparing for sale, advertising for sale and selling any Collateral, and the Subsidiary's rights under all licenses shall inure to the benefit of Agent.

          (b) Any cash held by the Agent as Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent as collateral for, and/or then or at any time thereafter be applied in whole or in part by the Agent against, all or any part of the Obligations. Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all the Obligations shall be paid over to the Subsidiary or to whomsoever may be lawfully entitled to receive such surplus.



                               Exhibit 4.1-2 p-8


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          (c) The Subsidiary hereby acknowledges that the Obligations arise out of a commercial transaction and agrees that if an Event of Default shall occur, the Agent shall have the right to the appointment of a receiver for the properties and assets of the Subsidiary, and the Subsidiary hereby consents to such right and appointment and hereby waives any objection which the Subsidiary may have thereto or the right to have a bond or other security posted by the Agent, the Issuing Bank or any Bank in connection therewith.

     SECTION 14. REMEDIES CUMULATIVE. Each right, power and remedy of the Agent, the Issuing Bank and any Bank as provided for in this Agreement and the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Agreement and the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by any of the Agent, the Issuing Bank or the Banks of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by any of the Agent, the Issuing Bank and the Banks of any or all such other rights, powers, or remedies.

     SECTION 15. Expenses. The Subsidiary will upon demand pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use, operation or sale of, collection from, or other realization upon any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Agent hereunder or (iv) the failure by the Subsidiary to perform or observe any of the provisions hereof.

     SECTION 16. POSSESSION UNTIL DEFAULT. Until an Event of Default shall occur, except as otherwise provided in this Agreement, the Credit Agreement or the other Loan Documents, the Subsidiary will have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of its business, subject to and upon the terms hereof and of the Credit Agreement and the other Loan Documents.

     SECTION 17. AMENDMENTS; ETC. No waiver of any provision of this Agreement, and no consent to any departure by the Subsidiary herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Agent and the Subsidiary.

     SECTION 18. ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be given in the form and manner and delivered to the Agent or the Subsidiary, as the case may be, at the Agent's address specified in the Credit Agreement and at



                               Exhibit 4.1-2 p.9
the following address of the Subsidiary: ___________________; or, as to either party, at such other address as shall be designated by such party in a written notice to the other party. A copy of any such notice given to the Subsidiary shall be given to NAHC at the addressed specified in the Credit Agreement or at such other address as shall be specified in a written notice to the Agent and the Subsidiary.

     SECTION 19. CONTINUING SECURITY INTEREST; ASSIGNMENTS UNDER CREDIT AGREEMENT. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until (x) the payment in full of the Obligations and (y) the expiration or termination of the Commitment and the Letter of Credit Commitment, (ii) be binding upon the Subsidiary and its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Agent for the benefit of the Banks and the Issuing Bank and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Bank may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Loans owing to it and any Note held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Bank herein or otherwise, subject, however, to the provisions of SECTION 11.1 of the Credit Agreement. Upon the payment in full of the Obligations and all other amounts payable under this Agreement and the expiration or termination of the Commitment and the Letter of Credit Commitment, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Subsidiary. No transfer or renewal, extension, assignment or termination of this Agreement, the Credit Agreement, any other Loan Document or any other instrument or document executed and delivered by the Subsidiary to the Agent, the Issuing Bank or the Banks, nor any additional Loans made by the Banks or the Issuing Bank to the Subsidiary, nor the taking of further security, nor the retaking or re-delivery of the Collateral to the Subsidiary by the Agent, nor any other act of the Agent, the Issuing Bank or the Banks shall release the Subsidiary from any obligation hereunder, except upon a release or discharge executed in writing by the Agent with respect to such obligation or upon payment of such obligation or upon full satisfaction of all the Obligations and the expiration or termination of the Commitment and the Letter of Credit Commitment. The Agent shall not, by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the Agent and then only to the extent therein set forth. A waiver by the Agent of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which the Agent has or would otherwise have had on any other occasion.

     SECTION 20. GOVERNING LAW; TERMS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the conflict or choice of law principles thereof, except to the extent that the validity or perfection of the security interest hereunder, or the remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York. Any


                              Exhibit 4.1-2 p. 10


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terms used herein which are used in the Uniform Commercial Code of the State of
New York shall have the same meanings herein as such terms have in said Uniform Commercial Code.

     SECTION 21. MISCELLANEOUS.

          (a) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

          (b) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability in such jurisdiction without invalidating the remaining provisions hereof in such jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

     IN WITNESS WHEREOF, the Subsidiary and the Agent have caused this Agreement to be duly executed and delivered as of the date first above written.


                                            [NAME OF SUBSIDIARY]

                                            By:
                                               --------------------------------
                                            Its:
                                                -------------------------------



                                            TORONTO DOMINION (TEXAS), INC.

                                            By:
                                               --------------------------------
                                            Its:
                                                -------------------------------


SCHEDULE 1 - Inventory Locations
SCHEDULE 2 - Locations of Records
SCHEDULE 3 - Leased Property
SCHEDULE 4 - UCC-1 Filing Jurisdictions



                              Exhibit 4.1-2 p. 11